SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[  ] Preliminary Proxy Statement          [   ]    Confidential, For Use of  the
                                                   Commission Only (as permitted
                                                           by Rule 14a-6 (e)(2))
[  ] Definitive Proxy Statement
[X ] Definitive Additional Materials
[  ] Soliciting Material Under Rule 14a-12

                 Northland Cable Properties Six Ltd Partnership
                (Name of Registrant as Specified in Its Charter)

                            Everest Cable Investors, LLC
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

          ......................................................................
     (2)  Aggregate number of securities to which transaction applies:

          ......................................................................
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

          ......................................................................
     (4)  Proposed maximum aggregate value of transaction:

          ......................................................................
     (5)  Total fee paid:

          ......................................................................
[  ] Fee paid previously with preliminary materials:

          ......................................................................

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing. (1) Amount previously paid: (2) Form, Schedule or Registration Statement no.: (3) Filing Party:
     (4) Date Filed:

                               September 14, 2001


TO THE LIMITED PARTNERS OF
NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

     Re: PROTECT YOUR INVESTMENT AND VOTE AGAINST THE GENERAL PARTNER'S PROPOSALS TO EXTEND THE PARTNERSHIP AND SELL THE ASSETS TO ITS AFFILIATES

Dear Limited Partner:

     We own over $1 Million worth of the limited partnership units in NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP (the "Partnership"), and we are professional investors. As probably the largest unaffiliated investor in the Partnership, we are writing to recommend strongly that you VOTE AGAINST THE PROPOSALS by the Partnership's managing general partner ("general partner"), for the following reasons:

     o The general partner is taking 100% cash for its interest in the Partnership, but 44% of your proceeds will be in Notes that may never be paid off.

     o The Notes are high-risk "junk bonds" with an unfairly low interest rate.

     o The general partner can "cherry-pick" the best assets and leave you with the "dogs".

     o The sale sacrifices your best interests in favor of the general partner's.

     o The general partner has already failed to close once before, causing us to lose other valuable sale opportunities; the assets should be sold to an unaffiliated purchaser.

     The general partner is taking 100% cash for its interest in the Partnership, but 44% of your proceeds will be in Notes that may never be paid off. The general partner has hidden this important point all the way back on page 70 of the 250-page proxy solicitation you received (see "Timing of Distribution to Managing General Partner"). Even more unfair, the general partner would not even have to refund its share of the sales proceeds if the Notes are not actually paid to the limited partners. So the general partner is recommending limited partners accept Notes instead of the cash they should be getting, but the general partner is not willing to do the same for itself. That is because the Notes are unreasonably risky and on unfair terms, and are therefore a poor investment with which to be stuck.

     The Notes are high-risk "junk bonds" with an unfairly low interest rate. The Notes are subordinate to all the other senior debt the purchaser-affiliates will incur to purchase the assets, and any future debt the purchaser-affiliates may decide to incur. The purchaser-affiliates have no restrictions on how much senior debt they can add, and they admit they plan to increase the amount of senior debt significantly. The purchaser-affiliates are not even allowed to make payments on the Notes if they are not current on whatever senior debt they incur. The Notes have a high default risk and would be commonly considered "junk bonds." Such debt normally receives a high interest rate to compensate for the high default risk, but the purchaser-affiliates are only paying 8% interest on the Notes. The general partner admits that third-party lenders would not loan money on the same terms as the Notes.

     The general partner can "cherry-pick" the best assets and leave all of us with the "dogs". The general partner's purchaser-affiliates are not obligated to buy all the Partnership's assets, but may pick and choose: "Limited partners should therefore vote against approving the proposed sales if they do not want to authorize the sale of less than all of [the Partnership's] operating systems
 . . . " (page 2 of the proxy solicitation). This means that the general partner's purchaser-affiliates can purchase the better systems, and leave the Partnership stuck with the worse systems. An excellent clue to the general partner's real intentions is found in the fact that $5 Million of the $5.8 Million going to the general partner was arbitrarily allocated to two of the four systems (table on page 3 of the proxy solicitation). The general partner admits that this allocation was "not calculated to reflect the value of the managing general partner's specific interest in each operating system" (buried on page 69 of the proxy solicitation, under "The Managing General Partner's In-Kind Distribution"). It is a safe bet that those two systems will get purchased so the general partner will get its $5 Million, and that the other two systems are more likely to be left with the Partnership.

     The consolidation sacrifices all of our best interests in favor of the general partner's. The choice between liquidating the Partnership and getting your cash out as soon as possible, or leaving 44% of your investment in the hands of this general partner in the form of Notes, seems obvious. This general partner has set up a transaction to serve its own interests rather than the best interests of the Partnership and you, the limited partners. This general partner is trying to take 100% cash for its $5.8 Million interest, while you get cash for only 56% of your interest and are stuck with high-risk Notes for the remaining 44%. The general partner and its parent corporation are getting the benefit of the unfairly low 8% interest rate on the Notes; so why doesn't the general partner take its $5.8 Million in Notes instead of CASH? Because the general partner is only out for its own interests, not yours, and the general partner knows the Notes may become worthless. The general partner and its parent corporation will profit from any upside potential for the systems, but the limited partners are stuck with the downside risk because we are stuck holding the subordinated Notes.

     The general partner has already failed to close once before, causing all of us to lose other valuable sale opportunities; the assets should be sold to an unaffiliated purchaser. The best results for your investment in the Partnership will be achieved if you VOTE AGAINST THE GENERAL PARTNER'S PROPOSALS and thereby FORCE THE PARTNERSHIP TO SELL ALL OF ITS ASSETS FOR CASH. If the proposals are defeated, it is highly unlikely that the Partnership's lenders will foreclose. Instead, they will probably keep pressure on the general partner to sell the Partnership's assets promptly FOR CASH, which would be in your best interests as a limited partner.

     We have not said anything about the terms, risks or details of the proposed sale that the general partner has not admitted in the Proxy Solicitation you received; but in such a cumbersome and complicated document, it is easy to lose sight of these critical flaws and risks. We recommend strongly that you VOTE AGAINST THE PROPOSED SALE TO THE GENERAL PARTNER'S AFFILIATES, VOTE AGAINST THE EXTENSION OF THE PARTNERSHIP and LET THE PARTNERSHIP GET LIQUIDATED INSTEAD. We would be pleased to answer any questions you may have about our recommendation; please call and ask for Stacey McClain or Vahan Saroians, toll free at (626) 585-5920.

                                              Very truly yours,
                                              EVEREST CABLE INVESTORS, LLC


                                              By:  /s/ W. ROBERT KOHORST
                                                   --------------------------
                                                   W. Robert Kohorst
                                                   President

P.S. Everest purchased its units from other limited partners at prices that give us a profit if the general partner's proposed deal gets approved - but even though we will make money, we think this deal is so unfair to the limited partners that we will vote against it and are spending our own money, time and effort to make you aware of our recommendation.

                  VOTE AGAINST BOTH OF THESE UNFAIR PROPOSALS!
               YOU CAN CHANGE YOUR VOTE UNTIL SEPTEMBER 26, 2001 -
        WE HAVE ENCLOSED THE PARTNERSHIP'S PROXY CARD MARKED "DISAPPROVE"
                  AND A PRE-ADDRESSED ENVELOPE FOR YOU TO USE.

                                   PROXY CARD


NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of limited partners of NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP ("NCP-Six") and accompanying Proxy Statement, each dated August 29, 2001 ("Proxy Materials"). The undersigned appoints John S. Whetzell and Richard I. Clark, or either of them, as proxies, each with full power to appoint his substitute. The undersigned represents that he or she holds of record as of June 30, 2001 the number of units of limited partnership interest in NCP-Six set forth below and authorizes the proxies to represent and to vote, as designated below, all of such interest at the special meeting of limited partners to be held on September 27, 2001 and at any postponements or adjournments thereof. THIS PROXY IS BEING SOLICITED BY THE MANAGING GENERAL PARTNER OF NCP-SIX.

The undersigned directs the proxies to vote on the following proposals as follows:

                            PROPOSED AMENDMENT NO. 1

To authorize the extension of the term of NCP-Six for an additional six years so that its current expiration date of December 31, 2001 is changed to a future expiration date of December 31, 2007 as described in the Proxy Materials.

          APPROVE   [  ]        DISAPPROVE   [ X ]        ABSTAIN   [  ]

                            PROPOSED AMENDMENT NO. 2

To authorize NCP-Six and its general partners to consummate the sale of NCP-Six's assets as described in the Proxy Materials and to take any and all steps necessary to complete such sales.


          APPROVE   [  ]        DISAPPROVE   [ X ]        ABSTAIN   [  ]

This proxy will be voted as directed by the undersigned. The above-referenced proposals are independent of one another. Therefore, a vote for or against one of the two proposals does not dictate how a limited partner must vote for the other proposal. Notwithstanding, limited partners may not vote for or against individual elements of either proposal, but must vote either for or against each proposal in its entirety. IF THIS PROXY IS EXECUTED AND RETURNED AND NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED TO APPROVE BOTH OF THE ABOVE-REFERENCED PROPOSALS. SIMILARLY, IF THIS PROXY IS EXECUTED AND RETURNED AND DIRECTION IS INDICATED AS TO ONLY ONE OF THE TWO PROPOSALS, THIS PROXY WILL BE VOTED TO APPROVE THE PROPOSAL FOR WHICH NO DIRECTION IS INDICATED.

When limited partner interests are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. A corporation should sign in full corporate name by its president or other authorized officer, and a partnership should sign in full partnership name by its authorized representative.

DATED: ________________________, 2001


Number of Limited Partnership
        $500 Units Held:
                                            X___________________________________
                                                         (Signature)


______________________________________      X___________________________________
                                                 (Signature, if held jointly)


                 PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN
                    THIS PROXY CARD IN THE ENCLOSED ENVELOPE.